                                                                     EXHIBIT 4.3

                       AMENDMENT TO STOCKHOLDERS AGREEMENT


            This Amendment to Stockholders Agreement ("Amendment") is entered into as of December 28, 1995 among the parties whose signatures appear below for the purpose of amending that certain Stockholders Agreement dated as of September 7, 1993 among such parties (the "Original Agreement").

            The parties hereto hereby agree as follows:

            1. Amendment. The lead-in to Section 8 of the Original Agreement is amended in entirety to read as follows:

            "8.   Termination of this Agreement. Other than with respect to the registration rights set forth in Section 6 of this Agreement which shall terminate solely in accordance with subparagraph (n) of such Section 6, this Agreement shall terminate upon the earliest to occur of:"

            2. Entire Agreement. Except to the extent expressly provided in this Amendment, the terms and conditions of the Original Agreement shall remain in full force and effect. This Amendment constitutes and contains the entire agreement of the parties hereto and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

            3. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                        FINANCIAL PACIFIC INSURANCE GROUP,
                                        INC.


                                        By: /s/ ROBERT C. GOODELL
                                            ------------------------------------
                                            Robert C. Goodell, President


                                        FINPAC PARTNERS,
                                        a California limited partnership


                                        By: /s/ PATRICK C. HADEN
                                            ------------------------------------
                                            Patrick C. Haden, General Partner


                                        ST. PAUL FIRE AND MARINE INSURANCE
                                        COMPANY


                                        By: /s/ B. A. BACKBERG
                                            ------------------------------------
                                            B. A. Backberg
                                            Vice President &
                                            Corporate Secretary


                                        THE FIREMARK GLOBAL INSURANCE
                                        FUND, L.P.,
                                        a Delaware limited partnership

                                        By: Firemark Advisors, Inc.,
                                            General Partner


                                        By: /s/           [SIG]
                                            ------------------------------------


                                        WELLS FARGO BANK, N.A., TRUSTEE FOR
                                        LATHAM & WATKINS FOR THE BENEFIT
                                        OF DAVID B. ROGERS


                                        By:.              [SIG]
                                            ------------------------------------


                                        /s/ ROBERT C. GOODELL
                                        ----------------------------------------
                                        Robert C. Goodell


                                        /s/ SUZANNE M. GOODELL
                                        ----------------------------------------
                                        Suzanne M. Goodell


                                        NORTH AMERICAN TRUST, AS TRUSTEE FOR
                                        LATHAM & WATKINS FOR THE BENEFIT
                                        OF DAVID B. ROGERS


                                        By: /s/ LOYE L. REDDING
                                            ------------------------------------

                            CERTIFICATE OF SECRETARY


I DO HEREBY CERTIFY that I am the duly elected and acting Secretary for North American Trust Company, San Diego, California, a California Corporation, and that the following is a true and correct copy of a resolution adopted by the Board of Directors held on the 8th day of October, 1993:

      "WHEREAS", Section 5.5 of the By-Laws of the Corporation provide that the Board of Directors may authorize any Officer or Officers to enter into any contract or execute any instrument in the name of and on behalf of the Corporation;

      NOW, THEREFORE, BE IT HEREBY RESOLVED, that any Vice President, or any two other Officers, of this Corporation are authorized and empowered to make delivery of and to execute all assignments, transfers, powers of attorney, and other instruments necessary or proper to consummate the sale or exchange of any stocks, bonds and/or securities of every kind standing in the name of this Corporation, as trustee, custodian, or in any fiduciary character whatsoever; and to deposit under any deposit or protective agreement or reorganization plan any and all securities standing in the name of this Corporation, as trustee, custodian, or in any fiduciary character whatsoever and to execute all papers or instruments or writing necessary or proper to accompany such deposits and/or withdrawal of any or all securities so deposited and/or the acceptance of any cash and/or securities in payment, exchange or substitution of any securities owned or held by the Corporation in any fiduciary character whatsoever; and I further certify that the foregoing resolution is presently in full force and effect and has not been revoked or rescinded as of the date hereof."

IN WITNESS WHEREOF, I hereby affix my signature.


Dated: December 31, 1995


/s/             [SIG]
---------------------------------------
Secretary

                            CERTIFICATE OF INCUMBENCY


I, Amy Romaker, Secretary of North American Trust Company, a California Corporation, hereby certify that by Resolution, duly adopted by the Board of Directors of this Corporation, the Officers named upon this certificate have been duly elected or appointed by the President as approved in the By-laws, are now acting and are qualified to sign on behalf of this Corporation, that the specimen signature appearing opposite the name and title of each such officer is the genuine signature of such Officer and that said Resolution or appointment is in full force and effect.

      Vault Entry/Fiduciary Deposit Transactions/Safety Deposit/Securities

Name                                     Title                                  Signature
----                                     -----                                  ---------
DAVID R. MORRIS                          Chief Financial Officer                /s/ DAVID R. MORRIS
AMY J. ROMAKER                           Vice President                         /s/ AMY J. ROMAKER
SANDRA L. SHERMAN                        Vice President                         /s/ SANDRA L. SHERMAN
DANIEL AGUILAR                           Asst. Vice President                   /s/ DANIEL AGUILAR
MELANIE MERCIER                          Asst. Vice President                   /s/ MELANIE MERCIER
LOYE L. REDDING                          Asst. Vice President                   /s/ LOYE L. REDDING
RANDALL R. REED                          Asst. Vice President                   /s/ RANDALL R. REED
CARLA B. ALLEN                           Trust Officer                          /s/ CARLA B. ALLEN
TERESA BURDICK                           Trust Officer                          /s/ TERESA BURDICK
DIANE L. DEWINTER                        Trust Officer                          /s/ DIANE L. DEWINTER
KATHRYN SCHNETZER                        Trust Officer                          /s/ KATHRYN SCHNETZER
DENISE RUDERMAN                          Trust Officer                          /s/ DENISE RUDERMAN
KATHY BARKER                             Internal Control Supervisor            /s/ KATHY BARKER
ADALEAH BRUNETTO                         Operations Supervisor                  /s/ ADALEAH BRUNETTO


IN WITNESS WHEREOF, I have subscribed my name this 31st day of December, 1995.


                                        /s/ AMY ROMAKER
                                        ----------------------------------------
                                        Secretary